UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2022
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 24, 2022, Mark Gold, M.D. notified Axogen, Inc. (the “Company”) of his decision to resign as a member of the Company’s Board of Directors (the “Board”), including as a member of the Quality, Compliance and Portfolio Management Committee, effective as of 3:00 PM EST on Tuesday, December 13, 2022. The Board accepted Dr. Gold's retirement notification on October 25, 2022. In recognition of the innumerable contributions made by Dr. Gold as a director of the Company, the Board, prior to the resignation becoming effective, accelerated the vesting of all outstanding and unvested restricted stock units and options to purchase shares of the Company’s common stock previously awarded to Dr. Gold. Dr. Gold's decision to resign was not associated with or attributable to any dispute or disagreement with the Company, its management or the Board on any matter relating to the Company’s operations, policies or practices, or otherwise.

On October 25 2022, the Company's Board appointed Joseph Adrian Tyndall, M. D. as a new director to fill the vacant directorship on the Board, effective December 13, 2022. Dr. Tyndall will also serve on the Quality, Compliance and Portfolio Management Committee.

Joseph (Adrian) Tyndall, M.D., M.P.H., age 53, is the Executive Vice President for Health Affairs and Professor and Dean of the Morehouse School of Medicine since July 1, 2021. Prior to Morehouse School of Medicine, Dr. Tyndall served as Professor and Chair of the Department of emergency medicine at the University of Florida College of Medicine from January 2021 until his departure from UF in 2021. During his tenure at UF, he was appointed interim dean of the College of Medicine from August 2018 to January of 2021 and was subsequently appointed to the position of Associate Vice President for Strategic and Academic Affairs for UF Health in Gainesville Florida before his recruitment to Morehouse School of Medicine. He served on the Board of Directors of UF Health Shands Hospital at the University of Florida from 2010 through 2021 was chair of the Board of Trustees for the UF Health Proton Therapy Institute during his tenure as interim dean. He served on the Board of Directors of the Florida College of Emergency Physicians from 2011through 2021 serving as the societies President from 2018 to 2019. He is currently a member of the Board of Directors of Grady Health System in Atlanta Georgia, is a trustee and President of the Society for Academic Emergency Medicine Foundation - emergency medicine’s national foundation supporting education and research in emergency care.Dr. Tyndall is a graduate of the University of Maryland School of Medicine and the emergency medicine residency program at the University of Maryland Medical System serving as Chief Resident. He received his master’s degree in Health Services Management and Health Policy from Columbia University in the City of New York and a bachelor's degree in Chemistry from The George Washington University . He is an elected member of the Alpha Omega Alpha Honor Society and the Gold Humanism Honor Society. He is the current President of the Society for Academic Emergency Medicine Foundation and was also recently elected to serve a two-year term on the administrative board of the Council of Deans of the Association of American Medical College. He has published and lectured extensively nationally and internationally in emergency medicine and has active research interests in acute brain injury. He is an editor of 10th edition of the leading textbook in Emergency Medicine Rosen’s Emergency Medicine; Concepts and Clinical Practice.

Commensurate with the Company’s director compensation policy, as a director, Dr. Tyndall will receive a quarterly cash retainer of $10,000 and a quarterly cash retainer of $1,250 for his service as a member of the Quality, Compliance and Portfolio Management Committee. In addition, Dr. Tyndall, commensurate with the Company’s director compensation policy, will receive a non-qualified stock option grant to purchase shares of the Company’s common stock with an equity value of $275,000 based upon, and at an exercise price equal to, the fair market value of the Company’s shares of common stock on December 13, 2022, which will vest in three equal annual installments with the first vesting date occurring on December 13, 2023. Each calendar year, the day after election or re-election at the annual meeting of shareholders, Dr. Tyndall will receive an annual equity grant valued at $120,000 based upon, and at an exercise price equal to, the fair market value of the Company’s shares of common stock on the date of grant, which equity shall be issued as to one half of the value as a non-qualified stock option grant and the remaining half of the value as restricted stock units, which options and restricted stock units will vest one year from the anniversary of the date of the grant. Such stock options are for a term of ten years.

Dr. Tyndall is not a party to any arrangement or understanding with any person pursuant to which he was elected a Company director; there are no family relationships between Dr. Tyndall and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer; and Dr. Tyndall is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01.
Regulation FD Disclosure.

On October 31, 2022 , the Company issued a press release regarding Dr. Tyndall's appointment to the Board. The press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Axogen, Inc. Press Release, dated October 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Dated: October 31, 2022	By:	/s/ Bradley L. Ottinger
Bradley L. Ottinger
General Counsel and Chief Compliance Officer